Muncy Columbia Financial Corporation ANNUAL HIGHLIGHTS

To Our Shareholders


Journey Bank
A Muncy Columbia Financial Company

The newly renovated corporate office suite at Lightstreet.

Dear Shareholders,

On behalf of our leadership team, I am pleased to present Muncy Columbia Financial Corporation's 2025 Annual Highlights. We thank you for your continued confidence and long-term support of our company. This past year was defined by strong financial performance, disciplined growth, and meaningful community investment, reflecting both sound balance sheet management and the dedication of our employees who deliver exceptional relationship-based banking across the communities we serve.


Journey Bank
A Muncy Columbia Financial Company
Lightstreet
CORPORATE OFFICE
FULL SERVICE BANKING
ATM

Financial Performance Highlights

Muncy Columbia Financial Corporation achieved record bottom-line results in 2025. Net income increased to $24.2 million, up from $19.0 million in 2024, resulting in earnings per share of $6.85 compared to $5.33 in 2024. This performance

2025 Annual Highlights | **Muncy Columbia Financial Corporation** 1

contributed to a return on average assets of 1.49% and a return on average equity of 13.57%, demonstrating strong earnings performance and effective use of shareholder capital.

The company saw meaningful balance sheet growth in 2025. Total assets increased 4.8% to $1.673 billion, supported by a 4.6% increase in gross loans, not held for sale, to $1.178 billion, reflecting healthy lending activity and continued demand across our markets. Net interest income grew 20.1% to $60.6 million, driven by strong interest-earning asset performance and disciplined balance sheet management.

Capital levels strengthened during the year, with book value per share increasing approximately 15.6% to $54.44 at year-end 2025 from $47.11 at year-end 2024, underscoring continued capital growth and financial resilience. Credit quality also improved, with past-due loans declining from 1.72% at year-end 2024 to 1.11% at year-end 2025, reflecting disciplined underwriting and proactive portfolio management.

Shareholders received total dividends of $2.30 per share, including a special one-time cash dividend of $0.50 per share paid in May 2025, demonstrating our commitment to returning capital while maintaining strong capitalization. The market value of our stock increased to $56.25 at year-end 2025, up from $41.90 at year-end 2024, reflecting growing investor confidence in Muncy Columbia Financial Corporation's performance and long-term positioning.

Trust and Investment Services

Our OneJourney Investment Center and Trust Department each delivered notable growth in 2025. The Investment Center generated a record $938,000 in revenue, up from $807,000 in 2024, and expanded staffing to meet growing client demand, reinforcing our commitment to delivering personalized financial guidance throughout our region. The Trust Department, led by newly appointed and well-known local attorney Jessica Lehman, achieved $1.11 million in revenue, up from $943,000 in 2024. Jessica brings deep local connections and experience in estate planning, trust administration, and asset protection services. The performance of these departments is a result of strong leadership, expanded service capacity, and an increased customer need for financial and trust offerings.

Corporate Headquarters Relocation

We completed the relocation and renovation of our corporate headquarters from 232 East Street to 1199 Lightstreet Road in Bloomsburg in May 2025, bringing our executive leadership team together in a modern, centralized workspace. This move drives synergies in corporate culture, fosters collaboration, enhances execution of strategic objectives, supports long-term growth, and reinforces that we remain locally owned and operated.

Commitment to Community

Journey Bank's strength is rooted in the communities we serve. For more than 125 years, we have focused on building lasting relationships, supporting local businesses, and investing in initiatives that strengthen families, schools, and neighborhoods across central and north central Pennsylvania. Our team members live and work in these communities, ensuring that every decision reflects local needs and helps foster sustainable growth and economic resilience.

Journey Bank Community Arts Center: Journey Bank continues to support the Journey Bank Community Arts Center, which is owned and operated by Pennsylvania College of Technology. We hold 10-year naming rights to the Center, and this strategic partnership strengthens our ongoing relationship with the Arts Center, Penn College, and the surrounding community. Through performances, educational programs, and community events, the Center serves as a cultural anchor, bringing families and residents together while reinforcing Journey Bank's commitment to supporting arts, education, and local engagement.

Journey Bank Ballpark at Historic Bowman Field: Our partnership with the Crosscutters and Journey Bank Ballpark at Historic Bowman Field supports one of the region's most recognized gathering places and family-centered community experiences. Through this naming rights partnership and team sponsorship, we strengthen connections with local sports, youth programs, and the broader community, reflecting our ongoing investment in civic engagement and community development.

Award-Winning Teen Star Musical Competition: Journey Bank proudly continues its annual Teen Star Musical Competition, now in its 16th year,

2 Muncy Columbia Financial Corporation | 2025 Annual Highlights

giving high school students across our market area the opportunity to showcase their talents, gain on-stage performance experience, and build confidence. Beyond recognizing exceptional young performers, the competition supports school music programs, fosters community pride, and strengthens the cultural fabric of the region.

Signature Community Initiative – Chris Herren Partnership: A key outreach this year was our partnership with Chris Herren – former NBA player, a voice on the topic of substance abuse prevention and a wellness advocate. This initiative reflects our belief that financial institutions can play a vital role in supporting personal well-being and life readiness, particularly among young people. Through this partnership, Journey Bank sponsored fifteen in-school presentations across our region, reaching nearly 9,000 high school students with messages focused on substance abuse prevention, resilience, decision-making, and healthy life choices. Feedback from students, educators, and administrators has been overwhelmingly positive, noting both immediate impacts on students and lasting conversations within schools and families.

Building on the success of this program, we are continuing our partnership with Chris Herren in 2026, bringing him back to the area for additional school and community-based presentations to reach even more students, families, and community leaders. This represents a significant investment by Journey Bank in education, prevention, and stronger futures for the communities we serve.

Board and Staffing Updates

After an impressive 40 years in banking, Robert J. Glunk announced his retirement as Executive Chairman effective February 28, 2025. Rob's leadership and support were instrumental during our recent merger. While he is no longer an active employee, Rob remains the Independent Chairman of the Board. The Board continues to value Rob's extensive experience in the banking industry.

It is with both gratitude and respect that we also announced the retirements of J. Howard Langdon and Stephen M. Tasselli from our Board of Directors. They both continue to serve on the Advisory Board. Howard announced his retirement effective April 21, 2025, in accordance with the bylaws of the company allowing directors to serve until they reach 75 years of age. Howard has served on the Board for 23 years, contributing significantly to the Bank's growth and success. Steve announced his retirement from the Board of Directors effective December 31, 2025. Steve has served on the Board of Directors for four years, offering valuable guidance, strategic insight, and commitment to our mission.

The Board of Directors announced the appointment of Robert M. Rabb to its Board of Directors, effective April 22, 2025. Rob was a key member of the Advisory Board since the merger in 2023, providing valuable guidance and support. Rob previously served on the board for Muncy Bank Financial, Inc. from 1989 until the merger in 2023.

The Bank also marked the retirement of Senior Executive Vice President Tammy Gunsallus at the end of 2025, following an extraordinary 43-year career in banking. Tammy, previously with Muncy Bank, was instrumental in overseeing retail and lending operations and played a key role in the successful merger that formed today's Journey Bank. Her leadership left a lasting impact on our customers, employees, and communities.

Post-Merger Reflection

Two years ago, we set out on a journey following the merger of First Columbia Bank & Trust Co. and The Muncy Bank & Trust Company that created the foundation of today's Journey Bank. At that time, we set high expectations for growth, service, and community impact. Looking back on 2025, we are proud to report that we have delivered on those expectations, achieving record financial results, making operational improvements, and deepening our community engagement.

We enter 2026 well-positioned to build on this foundation and continue serving our customers, shareholders, and communities with distinction. We are proud of what our employees accomplished in 2025 and optimistic about the opportunities ahead. Thank you for your continued trust and partnership as we move forward together.

Sincerely,

Lance O. Diehl
President and Chief Executive Officer
Muncy Columbia Financial Corporation
and Journey Bank

2025 Annual Highlights | **Muncy Columbia Financial Corporation** 3

Muncy Columbia Financial Corporation Board of Directors Todd M. Arthur Lance O. Diehl Robert W. Dillon Robert J. Glunk Robert P. Hager Willard H. Kile, Jr. Brian D. Klingerman W. Bruce McMichael, Jr. Robert M. Rabb Steven H. Shannon Stephen M. Tasselli Bonnie M. Tompkins Edwin A. Wenner Brenda R. H. Williams Muncy Columbia Financial Corporation Advisory Board Robert M. Brewington, Jr. Russell S. Cotner Joanne I. Keenan J. Howard Langdon Andrew B. Pruden David E. Wallis 4 Muncy Columbia Financial Corporation | m,mC Annual Highlights

Where Community Happens, You’ll Find Journey Bank Across stages, ?elds, and hometown landmarks, Journey Bank is proud to be part of the moments that bring our communities together. We’re here — not just in name, but in ongoing investment and local commitment. (f)/Jaounrney A Muncy Columbia Financial Coman 2025 Annual Highlights | Muncy Columbia Financial Corporation 5

Muncy Columbia Financial Corporation **Officers**

Robert J. Glunk, Chairman
Lance O. Diehl, President and Chief Executive Officer
Jeffrey T. Arnold, Executive Vice President and Treasurer
Joseph K. O'Neill, Jr., Executive Vice President and Chief Financial Officer
Beth A. Benson, Corporate Secretary
Leslie A. Chyko, Assistant Corporate Secretary
Nancy R. Diehl, Assistant Corporate Secretary

Journey Bank Officers

Lance Diehl, President, Chief Executive Officer

Jeffrey Arnold, Senior Executive Vice President, Finance & Risk Management

Tammy Gunsallus, Senior Executive Vice President, Retail & Operations

Matthew Beagle, Executive Vice President, Chief Wealth Management Officer

Jason Fischer, Executive Vice President, Chief Credit Officer

Jessica Lehman, Executive Vice President, Director of Trust Services

Stephanie Oakes, Executive Vice President, Chief Operations Officer

Joseph O'Neill, Executive Vice President, Chief Financial Officer

Kevin Weinhoffer, Executive Vice President, Chief Commercial Officer

Jeffrey Whitenight, Executive Vice President, Retail Banking Manager

Beth Benson, Senior Vice President, Human Resources Director

Karen Brouse, Senior Vice President, Audit, Compliance, and Risk Officer

Taylor Farr, Senior Vice President, Commercial Loan Team Leader

Stacy Neill, Senior Vice President, Loan Operations Director

Kelli Smith, Senior Vice President, BSA/AML/CFT Officer

Mark Smithgall, Senior Vice President, Commercial Loan Team Leader

Lisa Valeski, Senior Vice President, Human Resources Director

Maria Valles, Senior Vice President, Marketing Director

Beth Cooley, Vice President, Deposit Solutions Officer

Angela Crossley, Vice President, Senior Trust Officer

Nancy Diehl, Vice President, SEC & Regulatory Financial Reporting Officer

Krista Dyer, Vice President, Branch Administrator

D'Aracy Erb, Vice President, Electronic Banking Manager

Kelli Fester, Vice President, Trust Officer

Cynthia Flanagan, Vice President, Business Development Officer

Deborah Hack, Vice President, Deposit Operations Officer

Rachel Huff, Vice President, Controller

Janet Kennedy, Vice President, Mortgage Loan Originator

David Latorre, Vice President, Commercial Lender

Francesca Latsha, Vice President, Marketing Officer

Jean MacDermott, Vice President, Business Development Officer

Natasha Mantle, Vice President, Business Development Officer

Brooke Mertz, Vice President, Mortgage Originator

Karen Murdock, Vice President, Community Office Manager

Alicia Naugle, Vice President, Mortgage Loan Originator

Stacey Russell, Vice President, Mortgage Loan Originator

Markus Rybak, Vice President, Information Security Officer

6 Muncy Columbia Financial Corporation | 2025 Annual Highlights

Zachary Sarginger, Vice President, Community Office Manager

Courtney Sinclair-McGovern, Vice President, Community Office Manager

Sandra Smith, Vice President, Loan Processing Manager, Mortgage

Allen Strauch, Vice President, Information Technology Manager

Robert Sullivan, Vice President, Commercial Lender

Pamela Young, Vice President, Business Development Officer

Katelyn Acevedo, Assistant Vice President, Community Office Manager

Sandra Allen, Assistant Vice President, Community Office Manager

Kara Aurand, Assistant Vice President, Community Office Manager

Andrea Bartlett, Assistant Vice President, Residential Mortgage Originator Assistant

Marie Bennett, Assistant Vice President, Loan Servicing Manager

Tessa Bogert-Creasy, Assistant Vice President, Senior Credit Analyst

Heather Brusseau, Assistant Vice President, Audit Specialist

Michael Celli, Assistant Vice President, Commercial Lender

Leslie Chyko, Assistant Vice President, Executive Assistant

Holly Clayton, Assistant Vice President, Deposit Operations Manager

Timothy Colburn, Assistant Vice President, Commercial Lender

Jared Cromley, Assistant Vice President, Financial Advisor

Brittany Derr, Assistant Vice President, Community Office Manager

Daniel Diehl, Assistant Vice President, Commercial Lender

Rose Dodd, Assistant Vice President, BSA/AML/CFT Specialist

Trystan Johnson, Assistant Vice President, Assistant Loan Processing Manager, Mortgage

Logan Heffner, Assistant Vice President, Assistant Loan Servicing Manager

Teresa Karchner, Assistant Vice President, Training Officer

Michelle Lawson, Assistant Vice President, Commercial Services Officer

Toni Levandoski, Assistant Vice President, Community Office Manager

Matthew Mann, Assistant Vice President, Financial Advisor

Haley Miller, Assistant Vice President, BSA/AML/CFT Specialist

Kyle Miller, Assistant Vice President, Mortgage Loan Originator

Denise Neidig, Assistant Vice President, Community Office Manager

Kevin Newman, Assistant Vice President, Community Office Manager

Leanne Niedzwiecki, Assistant Vice President, Community Office Manager

Derrick Palski, Assistant Vice President, Community Office Manager

Alicia Quick, Assistant Vice President, Assistant Electronic Banking Manager

Sarah Rosenberger, Assistant Vice President, Community Office Manager

Megan Rovenolt, Assistant Vice President, Community Office Manager

Cora Seitzer, Assistant Vice President, Community Office Manager

Amanda Stackhouse, Assistant Vice President, Loan Processing Manager

Erik Steinbacher, Assistant Vice President, Financial Advisor

Adrienne Stiger, Assistant Vice President, Community Office Manager

Tammy Taney, Assistant Vice President, Commercial Services Officer

Ashleigh Tyson, Assistant Vice President, Community Office Manager

Melisa Ulmer, Assistant Vice President, Trust Officer

David Utt, Assistant Vice President, Commercial Lender

Lance Welsh, Assistant Vice President, Commercial Lender

Rebecca Zimmerman, Assistant Vice President, Fraud & Risk Specialist

Journey Bank
A Muncy Columbia Financial Company

2025 Annual Highlights | **Muncy Columbia Financial Corporation** 7

Journey Bank Locations


Linden
Williamsport
Montoursville
Hughesville
Muncy
Clarkstown
South Williamsport
Avis
Jersey Shore
Montgomery
Lycoming
Clinton
Dewart
Millville
Rohrsburg
Benton
Orangeville
Berwick
Lightstreet
Buckhorn
Washingtonville
Montour
Milton
Susquehanna River
Danville
Scott Township
Bloomsburg
Catawissa
Columbia
Sunbury
Elysburg
Numidia
Centralia
Shamokin
Northumberland
Exit 224
Exit 232
Exit 236
Exit 241
Serving Central PA
with 22 community offices
across our 5 county region.

Clinton County
Avis

Columbia County
Benton
Berwick
Bloomsburg
Buckhorn
Catawissa
Lightstreet
Millville

Lycoming County
Clarkstown
Hughesville
Linden
Montgomery
Muncy
Montoursville
South Williamsport

Montour County
Danville

Northumberland County
Dewart
Elysburg

Journey Bank
A Muncy Columbia Financial Company

Market Makers: For a listing of Market Makers, please visit our website at **www.journeybank.com**

8 Muncy Columbia Financial Corporation | 2025 Annual Highlights

Muncy Columbia Financial Corporation